UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 12, 2020

POLARIS INC.
(Exact name of Registrant as specified in its charter)

Minnesota	001-11411	41-1790959
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2100 Highway 55
Medina, Minnesota 55340
(Address of principal executive offices)
(Zip Code)

(Registrant’s telephone number, including area code) (763) 542-0500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $.01 par value per share	PII	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02       Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 17, 2020, Polaris Inc. (the “Company”) announced that Scott W. Wine, Chairman and Chief Executive Officer, has resigned and will leave the Company effective December 31, 2020.

Upon his departure, Mr. Wine will vest in and be entitled to receive payment under the performance restricted stock unit award granted January 31, 2018 for the performance period ending December 31, 2020, subject to the Company’s achievement of performance metrics over the performance period and otherwise in accordance with the terms of the award. In addition, Mr. Wine will be permitted to continue to participate in the Company’s Polaris Owned Units Program, which will provide him with continued use of Polaris vehicles and products.

A copy of the Company’s press release is furnished as Exhibit 99.1 and is attached to this Current Report on Form 8-K.

Item 9.01       Financial Statements and Exhibits.

(d) Exhibits.

99.1        Press Release dated November 17, 2020 of Polaris Inc.

104         Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: November 17, 2020

POLARIS INC.

/s/ Lucy Clark Dougherty
Lucy Clark Dougherty
Senior Vice President, General Counsel, Chief Compliance Officer, and Secretary

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